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                                                                  Exhibit 10.66

                        FOUNDATION HEALTH SYSTEMS, INC.
                          DEFERRED COMPENSATION PLAN

                               I.  INTRODUCTION

     The purposes of the Foundation Health Systems, Inc. Deferred Compensation Plan (the "Plan") are (i) to permit certain key employees of Foundation
Health Systems, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries to defer receipt of the compensation payable to such employees and (ii) to permit directors of the Company to defer the receipt of certain meeting fees and other cash remuneration payable by the Company, until such times as set forth herein.

                               II.  DEFINITIONS

     For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

2.1 "Account" shall mean all of the accounts kept on the books and records of the Company established on behalf of a Participant in the Plan to which amounts deferred by such Participant and earnings and losses thereon (as described in Section 3.3(b)) are credited.

2.2 "Beneficiary" shall mean the beneficiary or beneficiaries (including any contingent beneficiary) designated pursuant to Section 4.5.

2.3  "Board" shall mean the Board of Directors of the Company.

2.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.5 "Committee" shall mean the Compensation and Stock Option Committee of the Board.

2.6 "Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

2.7 "Company" shall mean Foundation Health Systems, Inc., a Delaware corporation, or any successor thereto.

2.8 "Compensation" shall mean, with respect to an Eligible Employee, the total earnings paid by an Employer to such Eligible Employee and properly reportable on Form W-2 for a Deferral Year (including bonuses and overtime), and all amounts not includible


                                       -1-

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in such Eligible Employee's gross income for federal income tax purposes solely on account of his or her election to have compensation reduced pursuant to the Plan, a qualified cash or deferred arrangement described in
Section 401(k) of the Code or a cafeteria plan as defined in Section 125 of the Code, but excluding any reimbursements or other allowances for automobile, relocation, travel or education expenses (even if includible in the Eligible Employee's gross income for federal income tax purposes). "Compensation" shall mean, with respect to a Director, the fees and other cash remuneration payable to such Director during a Deferral Year.

2.9 "Deferral Year" shall mean the twelve-month period beginning each January 1, except that the first Deferral Year shall be the eight month period beginning on May 1, 1998.

2.10 "Director" shall mean a member of the Board.

2.11 "Disability" shall mean, with respect to an Eligible Employee, a disability within the meaning of the long-term disability plan maintained by the Employer of such Eligible Employee, on account of which such Eligible Employee is eligible for and receiving long-term disability benefits and, with respect to a Director, a disability within the meaning of the long-term disability plan maintained by the Company for its employees.

2.12 "Eligible Employee" shall mean an employee of an Employer whose annual base salary for a Deferral Year is scheduled to be at least $100,000 as of the first day of such Deferral Year (or such other amount determined by the Committee from time to time). An employee whose base salary is increased to $100,000 during a Deferral Year shall be an Eligible Employee as of the first day of the following Deferral Year.

2.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.14 "Effective Date" shall mean May 1, 1998.

2.15 "Employer" shall mean the Company or a Subsidiary, other than a Subsidiary that the Committee excludes from participation in the Plan.

2.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.17 "Investment Fund" shall mean an "open-end," "closed-end" or other collective investment fund selected by the Company from time to time as a measure for allocating deemed investment gains and losses to Participants' Accounts.

2.18 "Merger" shall mean any merger of the Company in which the holders of the Class A common stock, $.001 par value, of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

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2.19 "Participant" shall mean an Eligible Employee or Director who has elected to defer Compensation pursuant to the terms of the Plan.

2.20 "Regular Compensation" shall mean an Eligible Employee's Compensation for a Deferral Year, excluding any bonuses payable to such Eligible Employee during, or with respect to, such Deferral Year.

2.21 "Subsidiary" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                       III.  PARTICIPATION AND DEFERRALS

3.1 PARTICIPATION. (a) IN GENERAL. Each Eligible Employee and Director may participate in the Plan in a Deferral Year by specifying on an election form filed with the Company prior to the beginning of such Deferral Year the percentage(s) of the Compensation otherwise payable to him or her by an Employer during the Deferral Year to be deducted from such Compensation and deferred for payment at a later date pursuant to the Plan. The Company shall establish rules prescribing the time and manner in which election forms shall be filed with the Company.

     (b) INITIAL PARTICIPATION. An individual may participate in the Plan during the Deferral Year in which he or she becomes an Eligible Employee or Director by filing an election form with the Company within 30 days of becoming an Eligible Employee or a Director, as the case may be.

3.2 DEFERRAL ELECTIONS. An Eligible Employee may elect on the election form in the time and manner designated by the Company to defer the receipt of
(i) between 5% and 50% of the Eligible Employee's Regular Compensation for a Deferral Year (or such greater percentage specified for such Eligible Employee on Exhibit A hereto, or determined from time to time by the Committee), (ii) between 5% and 100% of any bonus payable to such Eligible Employee during, or with respect to, the Deferral Year or (iii) both Regular Compensation and bonuses as described and subject to the limitations set forth in clauses (i) and (ii). A Director may elect on the election form designated by the Company to defer the receipt of any or all of the Compensation payable to such Director during the Deferral Year. Except as provided in Section 3.1, an election form must be filed prior to the Deferral Year for which the election is to be effective in accordance with rules prescribed by the Company. A Participant may not revoke or change an election to defer Compensation for a Deferral Year after the beginning of such year. In order to participate in the Plan for any subsequent Deferral Year, an Eligible Employee or Director must file a new election form with the Company prior to the

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Deferral Year for which the election is to be effective. In no event shall an election under the Plan apply to Compensation earned prior to the date on which the election to participate in the Plan for a Deferral Year is received by the Company.

3.3 DEFERRED COMPENSATION ACCOUNT. (a) CREDITING DEFERRED COMPENSATION. Any Compensation deferred by a Participant shall be credited to the Participant's Account as of the date on which, absent such election, such Compensation would have been payable to the Participant.

     (b) EARNINGS. Each Participant's Account shall be credited with deemed earnings, or reduced by deemed losses, equal to the earnings or losses that would have been realized or paid if assets in an amount equal to the balance of such Account were actually invested among the Investment Funds selected by the Participant in accordance with paragraphs (c) and (d) of this Section. Although the Company or an Employer might actually invest assets of the Company or such Employer according to the Participant's election, it is not required to do so nor to even set aside any assets to provide for payments hereunder. The Company may promulgate separate accounting and administrative rules to facilitate the deemed investment in an Investment Fund.

     (c) DEEMED INVESTMENT ELECTION. Upon the commencement of participation in the Plan, each Participant shall specify on his or her election form the whole percentage of the Participant's Account balance to be deemed invested in any one or more of the Investment Funds.

     (d) CHANGE OF DEEMED INVESTMENT ELECTION. A Participant may elect to change his or her deemed investment election as frequently as may be designated by the Company, and in any event at least quarterly. Any such change shall specify the whole percentages (or amounts if so permitted by the Company) to be deemed invested in one or more of the then available Investment Funds. A Participant may change his or her election (i) with respect to the balance of his or her Account as of the effective date of the Participant's new investment election, (ii) with respect to future amounts credited to the Participant's Account under Section 3.3(a) and (b) or (iii) both. A Participant's change of a deemed investment election must be made in accordance with the written rules and conditions provided by the Company to the Participants.

     (e) NOTICES. Each Participant shall receive written notice of his or her Account balance as soon as practicable following the last day of each calendar quarter.

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                    IV.  PAYMENTS OF DEFERRED COMPENSATION

4.1 TIMING. (a) INITIAL ELECTION. Except as otherwise provided herein, the balance of a Participant's Account shall be paid or shall commence to be paid within 90 days after the last day of the calendar year (the "payment date") elected by the Participant on a form filed with the Company upon the commencement of his or her participation in the Plan. The payment date elected by the Participant may be (i) the last day of the year in which the Participant's employment with an Employer or service as a Director terminates (the "termination year") or (ii) the last day of any calendar year elected by the Participant, whether earlier or later than his or her termination year, provided that such payment date is no earlier than three years after the date the Participant files his or her payment election form. If a Participant continues to participate in the Plan following a payment date, then any of the Participant's Compensation deferrals occurring after the payment date shall be credited to a separate Account. The Participant must have on file with the Company an election form described in Section 3.2 which specifies a deferral amount, payment date, and deemed investment election for all amounts credited to such separate Account.

          (b) SUBSEQUENT ELECTION. A Participant may elect to change a previously elected payment date to a later date by filing a new election form with the Company at least one year prior to such previously elected payment date. The new payment date must be at least three years later than the previously elected payment date.

          (c) PRE-RETIREMENT TERMINATION OF EMPLOYMENT. Notwithstanding any payment date elected by a Participant, if the employment of such Participant with an Employer terminates for any reason prior to the date such Participant attains age 55, then the balance of such Participant's Account shall be paid to such Participant within 90 days after the last day of the year in which such termination of employment occurs.

          (d) DEATH. Notwithstanding any payment date elected by a Participant, if the employment of such Participant with an Employer or the service of such Participant as a Director terminates by reason of death, then the balance of such Participant's Account shall be paid to the Beneficiary of such Participant within 90 days after the last day of the year in which the Participant's death occurs.

          (e) DELAYED PAYMENT DATE. Notwithstanding any payment date elected by a Participant, the Committee may, in its sole discretion, defer the payment of all or any portion of a Participant's Account to the extent the Committee determines that the payment of such amount at the time elected by the Participant would cause the Participant's Employer to be unable to deduct any portion of the Participant's Compensation as a result of the limitations prescribed by Section 162(m) of the Code.

4.2 MANNER OF PAYMENT. Each Participant shall receive payment of the amount credited to the Participant's Account either in a single lump sum or in annual installments at least equal to $1,000 over a period of not less than two and not more than ten years, as elected by the

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Participant upon his or her commencement of participation in the Plan.
Notwithstanding the foregoing, a Participant's Account shall be paid to such Participant or his or her Beneficiary in the form of a single lump sum if
(i) the amount credited to such Account as of the payment date is less than $50,000, (ii) the Participant has not attained age 55 as of his or her payment date or (iii) the Participant's employment with an Employer or service as a Director terminates by reason of death.

4.3 EMERGENCY PAYMENTS. In the event of an Unforeseeable Financial Emergency, as hereinafter defined, the Participant may file a written request with the Company to receive all or any portion of the balance of such Participant's Account in an immediate lump sum payment. A Participant's written request for such a payment shall describe the circumstances which the Participant believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Financial Emergency. An "Unforeseeable Financial Emergency" shall mean unforeseeable severe financial hardship resulting from
(i) the Participant's Disability, (ii) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (iii) loss of the Participant's property due to casualty or (iv) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Company. Unforeseeable Financial Emergency payments shall be made only to the extent necessary to satisfy the emergency need and shall not be made to the extent the need is or may be relieved through reimbursement or compensation, by insurance or otherwise, by cessation of deferrals under the Plan or by liquidation of the Participant's assets (to the extent such liquidation itself would not cause severe financial hardship). Any Unforeseeable
Financial Emergency payment from a Participant's Account shall be deemed to cancel any deferral election of the Participant then in effect and, unless otherwise determined by the Company, the Participant shall be suspended from making further deferral elections under the Plan during the remainder of the Deferral Year in which such payment is made and the Deferral Year immediately thereafter.

4.4 DISTRIBUTIONS TO MINOR AND INCOMPETENT PERSONS. If a payment is to be made to a minor or to an individual who, in the opinion of the Company, is unable to manage his or her financial affairs by reason of illness or mental incompetency, such distribution may be made to or for the benefit of any such individual in such of the following ways as the Company shall direct:
(a) directly to any such minor individual if, in the opinion of the Company, he or she is able to manage his or her financial affairs, (b) to the legal representative of any such individual, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor individual, or (d) to some near relative of any such individual to be used for the latter's benefit. Neither the Company nor any Employer shall be required to see to the application by any third party of any payment made to or for the benefit of a Participant or Beneficiary pursuant to this Section.

4.5 BENEFICIARIES. A Participant shall have the right to designate a Beneficiary, and amend or revoke such designation at any time, in writing. Such designation, amendment or revocation shall be effective upon receipt of the Participant's written designation by the Company. If a Participant is married at the time a beneficiary designation is submitted to the Company, the designation of a Beneficiary other than the Participant's spouse shall not be effective unless the Participant's spouse consents to such designation in writing, or it is established to the

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satisfaction of the Company that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be considered by the Company. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Company and shall be filed with the Company. If no Beneficiary survives the Participant, the Company shall direct that payment of any balance to the Participant's Account be made in the following order of priority:

          (a) to the beneficiaries designated in the Participant's last will, if specific reference is made therein to the payment of such Account; or if none,
          (b)  to the Participant's spouse; or if none,
          (c)  to the Participant's descendants, per stirpes; or if none,
          (d)  to the Participant's estate.

                              V.  ADMINISTRATION

5.1 COMMITTEE ADMINISTRATION. The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan in accordance with the provisions herein set forth, except to the extent the Plan specifically provides that the Company shall carry out certain administrative duties. The Committee's interpretation and construction hereof, and actions hereunder, or the amount or recipient of the payments to be made herefrom, shall be binding and conclusive on all persons for all purposes. In this connection, the Committee and the Company may delegate to any Employer, committee, individual (whether or not an employee of an Employer) or entity any of their respective powers or duties hereunder.

5.2 INDEMNIFICATION. No officer or employee of the Company or any Employer shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith, and the Company shall indemnify and hold harmless such officers and employees from and against all claims, losses, damages, causes of action and expenses, including reasonable attorney fees and court costs, incurred in connection with such interpretation and administration of the Plan. The expenses of administering the Plan shall be paid by the Employers and shall not be charged against any Participant's Account.

5.3 CLAIMS PROCEDURE. In accordance with the regulations of the U.S. Secretary of Labor, the Company shall (i) provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or Beneficiary and (ii) afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.

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                              VI.  MISCELLANEOUS

6.1 UNFUNDED STATUS AND APPLICATION OF ERISA. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation Section 2520.104-23. In order to meet the deferred obligations hereunder, the Company and the Employers may, but shall not be required to, establish a grantor trust and transfer thereto an amount necessary to provide payments equal to the aggregate balances of the Participants' Accounts. In the event that the Company or an Employer transfers any amounts to a grantor trust to provide payments hereunder, such amounts, and all income attributable to such amounts, shall be subject to the claims of the Company's or the Employer's general creditors. The Company's and each Employer's obligations hereunder shall constitute general, unsecured obligations, payable solely out of its general assets, and no Participant or Beneficiary shall have any right to any specific assets. The Plan constitutes a mere promise by the Company and each Employer to make benefit payments in the future.

6.2 LIMITATION ON RIGHTS. Neither the establishment of the Plan nor the payment of any Account hereunder shall be construed as giving or granting any person any legal or equitable rights against the Company, any Employer, the Board, the Committee, or any of their officers, trustees, associates, or agents, other than such as are specifically conferred by the express terms of the Plan.

6.3 SATISFACTION OF CLAIMS. The payment to a Participant, Beneficiary or other person of an Account balance hereunder pursuant to the terms of the Plan shall be in full satisfaction of all claims with respect to such Account that such person may have against the Company or any Employer. Prior to a Change in Control, the Committee may require any Participant, Beneficiary or other person, as a condition to payment, to execute a waiver and release in such form as shall be designated by the Committee.

6.4 NONASSIGNABILITY. No compensation deferred under the Plan or any amount credited to an Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, and any attempt to transfer or encumber the same shall be void, other than pursuant to a qualified domestic relations order as defined in Title I of ERISA.

6.5 AMENDMENT OF THE PLAN. The Committee may, in its sole discretion and without the consent of any Participant or Beneficiary, amend the Plan at any time and in any manner by duly adopted resolutions, including, without limitation, the acceleration of the payment of any Accounts hereunder; PROVIDED, HOWEVER, that no amendment shall reduce the amount credited to the Account of any Participant immediately prior to such amendment.

6.6 WITHDRAWAL BY AN EMPLOYER; TERMINATION OF THE PLAN. Each Employer may, in its sole discretion without the consent of any Participant or Beneficiary, terminate its participation in the

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Plan at any time by giving written notice thereof to the Committee and each
Participant employed by such Employer. Notwithstanding any Participant's deferral election submitted to the Company pursuant to Sections 3.1 or 3.2, the amount credited to each Account shall be paid to the person entitled thereto at such time and in such manner as the Committee shall determine, but not later than payments would have been made had such Employer's participation in the Plan not been terminated. The Company may, in its sole discretion, terminate the Plan without the consent of, or notification to, any person. Upon the termination of the Plan, all Account balances shall be paid to Participants and Beneficiaries.

6.7 CHANGE IN CONTROL. If, following a Change in Control, as hereinafter defined, a Participant determines in good faith that the Company or an Employer has failed to comply with any of its obligations under the Plan or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny or diminish or to recover from any Participant the benefits intended to be provided hereunder, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or an Employer, or any director, officer, stockholder or other person affiliated with the Company or such Employer, or any successor thereto in any jurisdiction. For purposes of this Section, a "Change in Control" shall mean:

          (i) APPROVED TRANSACTION. An action of the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) approving (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

          (ii) CONTROL PURCHASE. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities);

          (iii) BOARD CHANGE. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period

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     constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (iv) OTHER TRANSACTIONS. The occurrence of such other transactions involving a significant issuance of voting stock or change in Board composition that the Board determines to be a Change in Control for purposes of the Plan.

6.8 NO CONTRACTUAL RIGHTS TO SERVE. Nothing in the Plan shall be interpreted as conferring any right on any employee to remain employed by an Employer for any stated period of time or otherwise change the employee's employment relationship with his or her Employer from an employment at will relationship or any right on any Director to continue as a Director.

6.9 SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

6.10 TAX WITHHOLDING, ETC. Any payment required under the Plan shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and each Employer and Participant shall use its or his or her best efforts to satisfy promptly all such requirements, as applicable.

6.11 APPLICABLE LAW. The Plan and all rights hereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.